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                                                                     EXHIBIT 10

                  SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING
                                ATTORNEYS AT LAW
                     280 PARK AVENUE, NEW YORK, N.Y. 10017

EDWARD BRODSKY                                                  TELEPHONE
ROBERT S. CARLSON
EDMOND M. COLLER                                              (212) 286-4000
CARL FRISCHLING
LEONARD GUBAR                                                   ---------
HOWARD S. JACOBS
GREGORY KATZ                                                CABLE "ROCKSCOURT"
CHARLES E. MATTHEWS, JR.
WILLIAM J. McSHERRY, JR.                                      TELEX 12-7596
J. EDWARD MEYER, III
JOHN J. NOVAK, JR.                                              ---------
SUSAN J. PENRY-WILLIAMS
BRUCE A. RICH                                                   TELECOPIER
LEONARD SCHNEIDMAN
THOMAS H. SEAR                                                (212) 682-4583
SILAS SPENGLER

                                          March 5, 1984

Summit Investors Fund, Inc.
11 Greenway Plaza
Suite 1919
Houston, Texas 77046

     Re: Summit Investors Fund, Inc.
         Registration No. 2-76909

Gentlemen:

     We have acted as counsel for Summit Investors Fund, Inc., a Maryland corporation (the "Company"), in connection with the public offering of shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form N-1A (File No. 2-76909) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     We have reviewed the Articles of Incorporation, as amended, of the Company, its By-Laws, form of stock certificate, resolutions of the Board of Directors of the Company reflecting certain corporate proceedings of the Company, and the registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed, without independent verification, the genuineness of the signatures and the authenticity of all documents furnished to us.

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SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING


Summit Investors Fund, Inc.
March 5, 1984
Page Two


     The opinions expressed herein are limited to matters of law which govern the procedures for the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion, and so advise you, that the issuance of the Shares has been duly and validly authorized and that, when duly sold, issued and paid for in the manner contemplated by the Registration Statement and the Prospectus contained therein and assuming that the consideration received therefor is not less than the par value thereof, the Shares will be validly issued, fully paid and non-assessable.

     "We consent to the filing of this opinion as of exhibit to the Registration Statement and to the references therein to the firm under the caption "General Information-Legal Matters."

                                 Very truly yours,

                                 /s/ SPENGLER CARLSON GUBAR BRODSKY & FRISCHLING